UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2006

LANTRONIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16027	33-0362767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

On June 15, 2006, Lantronix, Inc. (the “Company”) issued a press release announcing it has entered into an agreement to sell its equity interest in Xanboo Inc. (“Xanboo”), a privately held company, for an aggregate cash consideration of $2 million. On June 13, 2006, 24,596 Xanboo shares, representing 65% of the 37,840 total Xanboo shares held by the Company, were sold for cash consideration of $1.3 million. The agreement provides for the remaining 13,244 shares to be sold for cash consideration of $700,000 on or before September 12, 2006.

The Company will record part of the sale as other income in the fourth fiscal quarter ending June 30, 2006 and the balance of the sale as other income when the transaction closes.

During the fiscal years ended June 30, 2004, 2003 and 2002, the Company recorded aggregate losses of $2 million in its consolidated statements of operations representing the Company’s proportionate share of Xanboo’s cumulative net losses. During the fiscal year ended June 30, 2004, the Company fully impaired its remaining equity interest in Xanboo resulting in a $5 million charge in the consolidated statements of operations. As of March 31, 2006, the equity interest in Xanboo was carried at zero value on the Company’s consolidated balance sheet.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except if the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by Lantronix, Inc. on June 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2006
LANTRONIX, INC. a Delaware corporation

	By:	/S/ JAMES W. KERRIGAN

Name: James W. Kerrigan Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Lantronix, Inc. on June 15, 2006.